Exhibit 25.1

FORM T-1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)        ☐

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

Evelyn T. Furukawa

700 South Flower Street, Suite 500

Los Angeles, California 90017

213.630.6463

(Name, address and telephone number of agent for service)

Momentive Performance Materials Inc.

(Exact name of obligor as specified in its charter)

(See table of additional obligor guarantors)

Delaware	20-5748297
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

22 Corporate Woods Blvd., 2nd Floor Albany, NY	12211
(Address of principal executive offices)	(Zip Code)

9.0% Second-Priority Springing Lien Notes due 2021

9.5% Second-Priority Springing Lien Notes Due 2021

Guarantees of 9.0% Second-Priority Springing Lien Notes Due 2021

Guarantees of 9.5% Second-Priority Springing Lien Notes Due 2021

(Title of the Indenture Securities)

TABLE OF ADDITIONAL OBLIGOR GUARANTORS

Exact Name of Obligor Guarantor as specified in Charter	State or Other Jurisdiction of Incorporation or Organization	Address of Obligor Guarantors’ Principal Executive Offices	I.R.S. Employer Identification Number

Momentive Performance Materials Worldwide Inc.	Delaware	22 Corporate Woods Blvd., 2nd Fl. Albany, NY 12211 (518) 533-4600	20-5748357
Momentive Performance Materials USA Inc.	Delaware	22 Corporate Woods Blvd., 2nd Fl. Albany, NY 12211 (518) 533-4600	20-5748388
Momentive Performance Materials China SPV Inc.	Delaware	22 Corporate Woods Blvd., 2nd Fl. Albany, NY 12211 (518) 533-4600	20-5748469
Momentive Performance Materials South America Inc.	Delaware	22 Corporate Woods Blvd., 2nd Fl. Albany, NY 12211 (518) 533-4600	20-5834895
MPM Silicones, LLC	New York	22 Corporate Woods Blvd., 2nd Fl. Albany, NY 12211 (518) 533-4600	22-3775481
Momentive Performance Materials Quartz, Inc.	Delaware	22 Corporate Woods Blvd., 2nd Fl. Albany, NY 12211 (518) 533-4600	34-1839929
Juniper Bond Holdings I LLC	Delaware	22 Corporate Woods Blvd., 2nd Fl. Albany, NY 12211 (518) 533-4600	26-1589631
Juniper Bond Holdings II LLC	Delaware	22 Corporate Woods Blvd., 2nd Fl. Albany, NY 12211 (518) 533-4600	26-1589692
Juniper Bond Holdings III LLC	Delaware	22 Corporate Woods Blvd., 2nd Fl. Albany, NY 12211 (518) 533-4600	26-1589765
Juniper Bond Holdings IV LLC	Delaware	22 Corporate Woods Blvd., 2nd Fl. Albany, NY 12211 (518) 533-4600	26-1589836

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-15.	Not applicable.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed as Exhibit 25.1 to the Registration Statement File No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement on Form S-3 No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-152875).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-152875).

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in Pittsburgh, Pennsylvania, on the 14 day of March, 2011.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Raymond K. O’Neil
Name:	Raymond K. O’Neil
Title:	Senior Associate

EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Momentive Performance Materials Inc. 9.0% Second-Priority Springing Lien Notes due 2021 and 9.5% Second-Priority Springing Lien Notes due 2021, The Bank of New York Mellon Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Raymond K. O’Neil

Pittsburgh, Pennsylvania

March 14, 2011